Execution Copy

Second Amendment To Credit Agreement

This Second Amendment To Credit Agreement (this “Amendment”) is entered into as of September 14, 2010, by and between Lifecore Biomedical, LLC, a Minnesota limited liability company (“Borrower”), and Wells Fargo Bank, National Association (“Bank”).

Recitals

Whereas, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement, dated and made as of April 30, 2010, by and between Borrower and Bank (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”).

Whereas, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect such changes.

Now, Therefore, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.            Definitions.  Each capitalized term used and not otherwise defined herein has the meaning ascribed thereto in the Credit Agreement.

2.            Amendments to Credit Agreement.  Subject to Section 5 hereof, the Credit Agreement is hereby as follows:

(a)           Section 1.1 of the Credit Agreement is hereby amended by amending and restating in their entirety each of the following definitions as follows:

“Fixed Charge Coverage Ratio” means, as of the last day of each fiscal quarter of Borrower, the ratio of (a) the sum of (i) Net Income After Taxes as of such fiscal quarter end, plus (ii) depreciation expense, amortization expense, cash capital contributions, increases in subordinated debt and non-cash expenses associated with the issuance of stock options of the Companies, in each case, to the extent recognized during the period attributable to such Net Income After Taxes, minus (iii) management fees, dividends, distributions and decreases in subordinated debt of the Companies, in each case, to the extent recognized during the period attributable to such Net Income After Taxes, to (b) the sum of (x) Applicable Current Indebtedness as of such date, plus (y) the aggregate of capitalized lease payments of the Companies recognized during the period applicable to the computation of Net Income After Taxes referred to in the foregoing clause (a)(i).

“Net Income” means, (i) for each fiscal quarter ending on or before May 31, 2011, fiscal year-to-date after-tax net income from continuing operations of the Companies as of such fiscal quarter end, as determined in accordance with GAAP, and (ii) for each fiscal quarter ending after May 31, 2011, after-tax net income from continuing operations of the Companies for the then ending four fiscal quarter period, as determined in accordance with GAAP.

(b)           Section 1.1 of the Credit Agreement is hereby amended by adding the following definition thereto in such manner as to retain proper alphabetic order of the terms defined therein:

“Applicable Current Indebtedness” means:

(a)as of the last day of Borrower’s fiscal quarter ending August 31, 2010, the aggregate of long-term debt and subordinated debt that, as of the last day of Borrower’s fiscal quarter ending May 31, 2010, was scheduled to mature during the one fiscal quarter period ending August 31, 2010;

(b)as of the last day of Borrower’s fiscal quarter ending November 30, 2010, the aggregate of long-term debt and subordinated debt that, as of the last day of Borrower’s fiscal quarter ending May 31, 2010, was scheduled to mature during the two fiscal quarter period ending November 30, 2010;

(c)as of the last day of Borrower’s fiscal quarter ending February 28, 2011, the aggregate of long-term debt and subordinated debt that, as of the last day of Borrower’s fiscal quarter ending May 31, 2010, was scheduled to mature during the three fiscal quarter period ending February 28, 2011; and

(d)as of any date of determination occurring on the last day of any fiscal quarter of Borrower ending on or after May 31, 2011, the aggregate of long-term debt and subordinated debt that, as of the last day of Borrower’s fiscal quarter ending one year prior to such date of determination, was scheduled to mature during the four fiscal quarter period ending on such date of determination.

(c)           Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of the term “Warburg Acquisition” set forth therein in its entirety, without replacement.

(d)           Section 6.3(a)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(i)        Minimum Net Income After Taxes. (A) Borrower, together with the other Companies, will maintain, as of the last day each fiscal quarter, Net Income After Taxes of not less than $1.00.

(B)       Borrower, together with other Companies, will not, at any time, have Net Income After Taxes less than or equal to $1.00 for any two (2) consecutive fiscal quarters.

For purposes of this Section 6.3(a)(i) and Section 6.3(a)(iii), “Net Income After Taxes” means Net Income, provided that Net Income After Taxes shall be determined for all fiscal periods ending on or before April 30, 2010, as reported in Borrower’s audited financial statements for such periods (i.e., since for such periods Borrower was a “disregarded entity” for tax purposes, as if Borrower was a C-Corporation under the IRC), and for all fiscal periods ending after April 30, 2010, to the extent that Borrower is treated as a pass through entity for tax purposes, by calculating Net Income before taxes as of the end of such fiscal period minus dividends and other distributions paid during the same period for which Net Income has been calculated to each of Holdings and any other member of the Borrower in connection with its federal income tax liability (and, if applicable, state income tax liability) attributable to its share of Borrower’s taxable income (determined in accordance with the IRC) (including estimated tax payments determined in good faith by Borrower which are required to be made by its members with respect thereto).

(e)           “Exhibit B-1” to the Credit Agreement is hereby deleted in its entirety and Exhibit A attached hereto is substituted therefor and shall be deemed for all purposes the “Exhibit B-1” referred to in the Credit Agreement.

3.           Survival of Terms; Interpretation.  Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification.  This Amendment and the Credit Agreement shall be read together, as one document.  The Recitals hereto, including the terms defined therein, are incorporated herein by this reference and acknowledged by Borrower to be true, correct and accurate.

4.           Representations, Warranties and Covenants.  Borrower remakes all representations and warranties contained in the Credit Agreement (except to the extent that such representations and warranties relate solely to an earlier date, in which case Borrower confirms that such representations and warranties were correct as of the date made) and reaffirm all covenants set forth therein.  Borrower further certifies that as of the date of this Amendment there exists no Default or Event of Default, in each case, as defined in the Credit Agreement.

5.           Effective Date.  This Amendment will become effective as of the date first set forth above (the “Effective Date”), provided that all of the following conditions precedent have been satisfied on or before September 30, 2010:

(a)           Bank shall have received a duly executed original (or, if elected by Bank, an executed facsimile copy, to be followed promptly by delivery of an executed original) of each of the following, duly executed by each party thereto and in form and substance satisfactory to Bank:

(i)          this Amendment;

(ii)        the General Consent and Reaffirmation attached hereto; and

(iii)       such other documents as Bank may require under any other Section of this Amendment.

(b)           All of the representations and warranties contained herein (or incorporated herein by reference) are true and correct as of the Effective Date.

(c)           All legal matters incidental hereto shall be reasonably satisfactory to Bank’s counsel.

6.           Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be as effective as delivery of a manually executed counterpart of this Amendment.

7.           Severability.  If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement.

8.           Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of California.

9.           Non-Impairment.  Except as expressly provided herein, nothing in this Agreement shall alter or affect any provision, condition, or covenant contained in the Loan Documents or affect or impair any rights, powers, or remedies of Bank, it being the intent of the parties hereto that the provisions of the Loan Documents shall continue in full force and effect except as expressly modified hereby.

[Signatures on Next Page]

In Witness Whereof, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

Lifecore Biomedical, LLC, a Minnesota limited liability company		Wells Fargo Bank, National Association

By:	/s/ Dennis J. Allingham	By:	/s/ Tim Palmer
	Dennis J. Allingham	Name:	Tim Palmer
	President and Chief Executive Officer	Title:	Vice-President

Signature Page to Second Amendment To Credit Agreement

General Consent and Reaffirmation

Each of the undersigned guarantors of, and/or third party pledgors having pledged property securing, all indebtedness of Lifecore Biomedical, LLC hereby:  (i) consents to the foregoing Second Amendment to Credit Agreement dated as of September 14, 2010; (ii) reaffirms its obligations under its respective guaranty, security agreement and/or pledge agreement; (iii) reaffirms its waivers of each and every one of the defenses to such obligations as set forth in its respective guaranty, security agreement and/or pledge agreement; and (iv) reaffirms that its obligations under its respective guaranty, security agreement and/or pledge agreement are separate and distinct from the obligations of any other party under such Second Amendment to Credit Agreement, the Credit Agreement referred to therein and the other Loan Documents (as defined in the Credit Agreement).

Agreed and Acknowledged as of September 14, 2010:

Lifecore Biomedical, Inc.		Apio, Inc.

By:	/s/ Dennis J. Allingham	By:	/s/ Gregory S. Skinner
	Dennis J. Allingham		Gregory S. Skinner
	President/Secretary		Vice President

Cal Ex Trading Company		Landec AG, LLC

By:	/s/ Gregory S. Skinner	By:	/s/ Gregory S. Skinner
	Gregory S. Skinner		Gregory S. Skinner
	Vice President		Treasurer/Secretary

Landec Corporation

By:	/s/ Gregory S. Skinner
Gregory S. Skinner
Chief Financial Officer

Signature Page to General Consent and Reaffirmation

Exhibit A
to Second Amendment to Credit Agreement

Exhibit B-1

Form of Compliance Certificate
(Lifecore Biomedical, LLC)

To:                  Caroline Peyton
                        Wells Fargo Bank, National Association

Date:               __________________, 201__

Subject:          Lifecore Biomedical, LLC

Financial Statements

In accordance with our Credit Agreement, dated as of April 30, 2010, as amended (the “Credit Agreement”), attached are the financial statements of Lifecore Biomedical (the “Borrower”) as of and for ________________, 20___ (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”).  All terms used in this certificate have the meanings given in the Credit Agreement.

I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Companies’ financial condition as of the date thereof.

Events of Default.  (Check one):

☐	The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement except as previously reported in writing to Bank.

☐
The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement not previously reported in writing to Bank and attached hereto is a statement of the facts with respect to thereto.  Borrower acknowledges that Bank may impose the Default Rate at any time during the resulting Default Period.

Financial Covenants.  I further hereby certify as follows:

1.           Minimum Net Income After Taxes. Pursuant to Section 6.3(a)(i)(A) of the Credit Agreement, as of the Reporting Date, the Companies’ Net Income After Taxes was $___________ which ☐ satisfies ☐ does not satisfy the requirement that such amount be not less than $1.00 for the applicable fiscal period then ended.

2.           Minimum Net Income After Taxes.  Pursuant to Section 6.3(a)(i)(B) of the Credit Agreement, as of the Reporting Date, the Companies’ ☐ did not have ☐ had Net Income After Taxes less than or equal to $1.00 for two (2) consecutive fiscal quarters then ended.

3.           Minimum Quick Ratio. Pursuant to Section 6.3(a)(ii) of the Credit Agreement, as of the Reporting Date, the Companies’ Quick Ratio was _____ : 1.0 which ☐ satisfies ☐ does not satisfy the requirement that ratio must not be less than (i) 1.1 to 1.0 for each fiscal quarter ending from the Closing Date through and including the fiscal quarter ending May 31, 2011 and (ii) 1.25 to 1.0 for each fiscal quarter ending thereafter.

4.           Fixed Charge Coverage Ratio. Pursuant to Section 6.3(a)(iii) of the Credit Agreement, the Companies’ Fixed Charge Coverage Ratio for the applicable fiscal period ending on the Reporting Date, was ____ : 1.0, which ☐ satisfies ☐ does not satisfy the requirement that such ratio be not less than _____ : 1.0 during such period as set forth in table below:

Period(s) Ending	Fixed Charge Coverage Ratio shall not be less than:
Fiscal quarters ending November 30, 2010 through and including May 31, 2011	1.20 to 1.0
August 31, 2011	1.30 to 1.0
November 30, 2011	1.40 to 1.0
February 29, 2012 and each fiscal quarter ending thereafter	1.50 to 1.0

5.           Capital Expenditures. Pursuant to Section 6.3(a)(iv) of the Credit Agreement, the Companies have expended $__________________ in the aggregate during the last full fiscal year, ending May 31, 201___, for Capital Expenditures, which ☐ satisfies ☐ does not satisfy the requirement that such expenditures not exceed $3,000,000 in the aggregate during such year.

Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above.  These computations were made in accordance with GAAP (except for the computation of Net Income to the extent Net Income is determined without giving effect to the amounts deducted arriving in such Net Income as set forth in the proviso of such definition).

Lifecore Biomedical, LLC

By
Its Chief Financial Officer